EXHIBIT 10.01

Wireless Xcessories Group, Inc.
1840 County Line Road, Huntingdon Valley, PA 19006 Phone 215-494-0111 Fax 215-494-0113

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
CHARTER

PURPOSE

The primary function of the Audit Committee is to assist the Board of Directors in fulfilling their responsibility to the shareholders, potential shareholders and investment community relating to the quality and integrity of the Company's financial reporting. The Audit Committee's primary duties and responsibilities are to:

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Serve as an independent and objective party to monitor the Company's financial reporting process and internal controls regarding finance, accounting, legal compliance and adherence to the Company's policies.

■	Appraise the independence and performance of the external auditors.

■	Foster the continuous improvement of the Company's financial policies, procedures and practices.

■	Provide an open avenue of communication among the independent accountants, financial and senior management, and the Board of Directors.

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Ascertain and insure that the Company is in full and timely adherence with all dictates, procedures, controls, reporting and required management and auditor required compliance certifications as required to be in full compliance with Sarbanes - Oxley act.

COMPOSITION

The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices and at least one member of the Committee shall have accounting or related financial management expertise.

MEETINGS
The Committee shall meet at least four times annually or more frequently if necessary. The Committee shall meet separately at least annually with management, the director of internal audit and the independent auditors to discuss any matters the Committee or they believe should be discussed privately.

Wireless Xcessories Group, Inc.
1840 County Line Road, Huntingdon Valley, PA 19006 Phone 215-494-0111 Fax 215-494-0113

RESPONSIBILITIES AND DUTIES

General

■	Review and update the Committee's charter annually.

■	Perform a self-assessment of the Committee's performance as compared to the charter annually.

■	Record minutes of each meeting and report quarterly to the Board of Directors.

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If required, report to shareholders annually information relating to the Committee's charter, the Committee's fulfillment of responsibilities under the charter or conformity of the Company's financial statements with GAAP.

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Conduct or authorize investigations into any matters within the Committee's scope of responsibilities. The Committees shall be empowered to retain independent counsel and other professionals to assist in the conduct of any investigation.

Independent Auditor

■	Review performance of independent auditors annually.

■	Recommend to the Board the independent auditors to be nominated for the coming year.

■	Review the audit plan and approve associated fees.

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Ensure receipt of and review a written statement from the independent auditors delineating all relationships between the auditors and the Company (including a listing of all non-audit services rendered and related fees) to assure independence of the auditors.

■	Direct attention of the auditors to specific matters deemed by the Committee to be of concern.

■	Instruct the independent auditor that the Board of Directors, as the shareholders' representative, is the auditor's client.

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Inquire as to the auditor's independent qualitative judgments about the appropriateness, not just the acceptability, of the Company's accounting principles and the clarity of its financial disclosures.

Wireless Xcessories Group, Inc.
1840 County Line Road, Huntingdon Valley, PA 19006 Phone 215-494-0111 Fax 215-494-0113

■	Inquire as to the auditor's views about whether management's choices of accounting principles are conservative, moderate, or aggressive.

■	Discuss with the independent auditors any required communications after completion of annual audit or quarterly reviews prior to filing financial statements with the SEC.

GENERAL COUNSEL

■	Review any legal or regulatory matters that may have a material impact on the financial reports of the Company.

■	Discuss actions taken to ensure compliance with applicable laws, regulations and the Company's code of ethics.

MANAGEMENT AND INDEPENDENT AUDITORS

■	Discuss significant risks or exposures and assess the steps management has taken to minimize such risk.

■	Discuss adequacy of internal controls including computerized information system controls and any significant findings during the course of audits.

■	Review recommendations of the independent and internal auditors together with management's response.

■	Review the adequacy of internal controls and procedures related to executive travel and entertainment and related party transactions

■	Discuss any material disagreements or difficulties encountered in the course of audit work, including any restrictions of the scope of work or access to required information.

■	Review the financial statements and footnotes contained in the annual report prior to issuance to shareholders.

■	Review all Forms lO-K and lO-Q and discuss with independent auditors prior to filing with the SEC.

■	Approve any changes in accounting principles.

■	Review and discuss with independent auditors competency of accounting and financial human resources.